EXHIBIT A

AGREEMENT

AGREEMENT dated May____, 2008, by and between Iconix Brand Group, Inc., a Delaware corporation (the "Company"), and Neil Cole (the "Executive").

WITNESSETH:

WHEREAS, on January 28, 2008, the Company and the Executive entered into an employment agreement ("Employment Agreement");

WHEREAS, Section 2.4 of the Employment Agreement provides that (i) if, and to the extent that, on the Determination Date the number of shares of Common Stock available for award under the Equity Plan, less 75,000 shares, is not sufficient to make the full Sign-On Grant to the Executive, a number of PSU's to be granted pursuant to Section 2.4.2 of the Employment Agreement equal to the number shares of Common Stock that cannot be awarded as a result of such inadequate number of shares shall be reduced from the PSU's portion of the Sign-On Grant in reverse order of eligibility to vest; and (ii) an additional grant for such number of PSU's that could not be issued as a result of the above-referenced limitation shall instead be made to the Executive promptly after, and subject to, approval by the shareholders of the Company of an additional number of shares of Common Stock available for awards under the Equity Plan (or a successor plan) ("Shareholder Approval");

WHEREAS, pursuant to Section 2.4.2 of the Employment Agreement, (i) the Company previously granted to the Executive 571,150 PSU's (the "Initial PSU's) and (ii) the Executive is entitled to receive an additional 216,639 PSU's upon receipt of Shareholder Approval;

WHEREAS, the Initial PSU's were evidenced by a Restricted Stock Performance Unit Agreement between the Company and the Executive (the "PSU Agreement");

WHEREAS, there are currently no shares of Common Stock available for issuance under the Equity Plan;

WHEREAS, the Executive and the Company believe it would be in the best interest of the Company to provide for the ability of the Company to grant future stock-based awards under the Equity Plan until such time as shareholder approval is obtained in respect of an increase in the number of shares of Common Stock the Company may issue under the Equity Plan (or a successor plan);

WHEREAS, in order to provide for future grants of stock-based awards under the Equity Plan prior to the receipt of shareholder approval in respect of an increase in the number of shares of Common Stock the Company may issue under the Equity Plan, the Executive is willing to agree to the rescission of the grant to him of a total of 256,034 Initial PSU's previously granted to him pursuant to the Employment Agreement and the Equity Plan, provided, that such 256,034 Initial PSU's are added to the 216,639 PSU's he is entitled to receive under the Employment Agreement upon receipt of Shareholder Approval in the future; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

A total of 256,034 Initial PSU's previously granted to the Executive in February 2008 under the Employment Agreement and the Equity Plan are hereby rescinded and are of no further force or effect (the "Subject PSU's").

Notwithstanding anything in the Employment Agreement or any other agreement to the contrary, the 256,034 Subject PSU's referred to in Section 1.1 above shall be added to the 216,639 PSU's which the Executive shall be entitled to receive under Section 2.4.2 of the Employment Agreement. The future issuance of the Subject PSU's or any portion thereof to the Executive shall be conditioned upon (i) the grant thereof by the administrator of the Equity Plan or any successor plan and (ii) either (x) receipt of Shareholder Approval or (y) the availability of Common Stock under the Equity Plan or a successor plan in an amount at least equal to the number of shares of Common Stock underlying the portion of the Subject PSU granted.

The PSU Agreement is hereby amended by changing all references to 571,150 PSU's to 315,116 PSU's and the parties hereto acknowledge that the PSU Agreement, as so amended, henceforth relates to only 315,116 PSU's.

This Agreement, together with the Employment Agreement and PSU Agreement (as amended pursuant to Section 1.3 above), represents the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive. This Agreement may be amended at any time by mutual written agreement of the parties hereto

The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required by applicable law.

This Agreement and the performance of the parties hereunder shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

This Agreement may be executed in counterparts (including by fax or pdf) which, when taken together, shall constitute one and the same agreement of the parties.

[End of Text - Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and the Executive has hereunto set his hand.

THE COMPANY:

ICONIX BRAND GROUP, INC

By: [signature]

Name: Mark Friedman
Title: Chairman of the Compensation Committee

EXECUTIVE [signature]

Neil Cole